UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2013

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Cogent Communications Group, Inc. (the "Company") has priced its tack-on offering of an additional $65 million aggregate principal amount of its 8.375% Senior Secured Notes due 2018 (the "Notes") at 109.00% of par value. The Notes are being issued in a private placement not registered under the Securities Act of 1933, as amended (the "Act"). The offering is expected to close on August 19, 2013, subject to customary closing conditions. The Company intends to use the proceeds for general corporate purposes, to buy back its convertible notes if the holders exercise their put and/or to repurchase common stock or convertible senior notes or pay recurring or special dividends to its stockholders.

The information in this Current Report does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This information set forth herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

August 14, 2013	By:	/s/David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer